Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated August 18, 2016, in this Registration Statement (Form S-6 No. 333-211891) of Smart Trust 260, comprising Smart Trust, Rising Interest Rates Hedge Trust, Series 7.

/s/ Grant Thornton LLP

Chicago, Illinois

August 18, 2016